EXHIBIT 10.10

CLEAR SECURE, INC.

2021 Omnibus Incentive Plan

Notice of RSU Grant

The undersigned Participant has been granted [time-vesting and/or performance-vesting] restricted stock units (“RSUs”) with respect to Common Stock of the Company, subject to the terms and conditions of this Notice of RSU Grant, the attached RSU Award Agreement and the 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”), as follows:

Participant:	[__]

Number of Shares Underlying RSUs:	[__]

Date of Grant:	[__]

Vesting Schedule:	Except as otherwise provided in the RSU Award Agreement attached hereto as Annex I, the RSUs shall vest as follows:
[__________]
(each such date, a “Vesting Date”), subject to the Participant’s continued employment with, service as a director of, or engagement to provide services to the Company or any of its Affiliates (“Continued Service”) through the applicable Vesting Date. Any fractional RSU resulting from the application of the Vesting Schedule shall be aggregated and the RSU resulting from such aggregation shall vest on the final Vesting Date.

By accepting (whether in writing, electronically or otherwise) the RSUs, you acknowledge and agree that the RSUs are granted under and governed by the additional terms and conditions of the Plan and the RSU Award Agreement set forth on Annex I, each of which is hereby made a part of this document.

PARTICIPANT	CLEAR SECURE, INC.

By:

Title:

ANNEX I

CLEAR SECURE, INC.

2021 Omnibus Incentive Plan

RSU AWARD AGREEMENT

Pursuant to the Notice of RSU Grant (“Notice”) and this RSU Award Agreement (together with the Notice, this “Award Agreement”), Clear Secure, Inc. (together with its Subsidiaries, whether existing or thereafter acquired or formed, and any and all successor entities, the “Company”) has granted the Participant restricted stock units (the “RSUs”) under the Clear Secure, Inc. 2021 Omnibus Incentive Plan (as amended from time to time, the “Plan”) with respect to the number of Shares indicated in the Notice. Each RSU represents the right to receive one Share. The RSUs are granted to the Participant effective as of the Date of Grant set forth in the Notice. Capitalized terms not explicitly defined in this Award Agreement or in the Notice but defined in the Plan shall have the same definitions as in the Plan.

1.      Vesting Schedule; Settlement.

(a)               Vesting Schedule. Subject to the provisions contained herein, the RSUs shall vest as provided in the Notice.

(b)               Settlement.  Subject to the provisions of this Award Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant (or the Participant’s beneficiary, in the event of the Participant’s death prior to settlement, or Permitted Transferee, as applicable), as soon as reasonably practicable after the Vesting Date (or, if applicable, an earlier vesting date under Section 3 or Section 4(a)), one Share for each RSU, provided that such delivery of Shares shall be made no later than the 30th day after the Vesting Date (or, if applicable, an earlier vesting date under Section 3 or Section 4(a)). Upon such delivery, such Share shall be fully assignable, saleable and transferable by the Participant, provided that any such assignment, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws.

2.      Dividend Equivalents. Unless otherwise provided by the Committee, the Participant shall not be eligible to receive dividend equivalents with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs; to the extent the Committee provides for the accrual of dividend equivalents with respect to unvested RSUs, such accrued dividend equivalents be subject to the same vesting conditions as the underlying RSUs.

3.      Termination of Service. In the event that the Participant’s Continued Service terminates for any reason (and other than as provided in Section 4(a)(ii) below), all unvested RSUs shall be canceled immediately and the Participant shall not be entitled to receive any payments with respect thereto, except as otherwise determined by the Committee.

4.	Change in Control.

(a)               In the event of a Change in Control, if (i) the RSUs are not assumed, continued or substituted as provided in Section 12(b) of the Plan, or (ii) if the Participant incurs an involuntary termination without Cause (as determined by the Board, in its sole discretion, taking into consideration its powers under the Plan and any offers of employment by an acquirer (or its affiliates) in connection with such Change in Control) [or resigns with Good Reason (as defined on Annex II hereto), in each case,] within [three months before or] 12 months after the Change in Control,] 100% of the RSUs then held by Participant (or the applicable assumed or substituted Award) shall become fully vested.

(b)               [For purposes of this Award Agreement, "Good Reason" shall mean, for any Participant that has an employment agreement or offer letter or similar agreement with the Company or its Affiliates that contains a definition of "Good Reason" (or term of similar meaning), the definition of "Good Reason" in such employment agreement or offer letter or similar agreement, and for any other Participant: (i) a reduction in the Participant’s base salary; (ii) a material reduction in the Participant’s annual bonus opportunity; or (iii) a geographical relocation of the Participant’s primary work location to be any place outside a 50-mile radius from the Participant’s primary work location as of the Change in Control. The Participant’s employment with the Company shall have been considered terminated with Good Reason if the Participant provides the Company with written notice (within ninety (90) days following the initial occurrence of the situation establishing the basis for Good Reason) setting forth the facts and circumstances resulting in Good Reason and allows the Company thirty (30) days to cure the situation. If the Company fails to cure and the Participant terminates his or her employment within thirty (30) days following the cure period, such termination shall be considered with Good Reason.]

5.      No Rights as a Stockholder. The Participant shall have no voting rights or other stockholder rights with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.

6.      Tax Withholding. The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or settlement of any RSU granted hereunder. The Company shall be authorized to withhold from the Award the amount (in cash or Shares, or any combination thereof) of applicable withholding taxes due in respect of the Award, its settlement or any payment or transfer under the Award and to take such other action (including providing for elective payment of such amounts in cash or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, in accordance with Section 15(e) of the Plan.

7.      Clawback. To the extent required by applicable law or the rules and regulations of the NYSE or any other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, the RSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Award Agreement). The Participant hereby acknowledges and agrees that the RSUs shall be subject to any clawback policies approved by the Committee from time to time, the Committee retains the right at all times to decrease or terminate all awards and payments under the Plan, and any and all amounts payable under the Plan, or paid under the Plan, shall be subject to clawback, forfeiture and reduction to the extent determined necessary to comply with applicable law and/or policies of the Company.

8.	Miscellaneous.

(a)               Compliance with Legal Requirements. The granting of the RSU, and any other obligations of the Company under this Award Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Award Agreement.

(b)               Transferability. The RSUs shall be subject to Section 15(b) of the Plan.

(c)               Waiver. No amendment or modification of any provision of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Award Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Award Agreement. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Award Agreement, or any waiver of any provision of this Award Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(d)               Section 409A. This Award Agreement is intended to be exempt from Section 409A of the Code and the regulations thereunder pursuant to the “short-term deferral” exceptions thereunder. To the extent applicable, this Award Agreement is intended to comply with the requirements of Section 409A of the Code and the regulations thereunder, and the provisions of this Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and this Award Agreement shall be operated accordingly. If any provision of this Award Agreement or any term or condition of the RSUs would otherwise conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything else in this Award Agreement, if the Committee considers the Participant to be a “specified employee” under Section 409A of the Code at the time of the Participant’s “separation from service” (as defined in Section 409A of the Code), and the amount hereunder is “deferred compensation” subject to Section 409A of the Code any distribution that otherwise would be made to such Participant with respect to RSUs as a result of such separation from service shall not be made until the date that is six months after such separation from service, except to the extent that earlier distribution would not result in the Participant’s incurring interest or additional tax under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. Notwithstanding the foregoing, the tax treatment of the benefits provided under this Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.

(e)               General Assets. This Award Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying Award, in and of itself, has any assets. The Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

(f)                Notices. Any notices provided for in this Award Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage-paid first-class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, to the attention of the General Counsel at the Company's principal executive office.

(g)               Severability. The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, and each other provision of this Award Agreement shall be severable and enforceable to the extent permitted by law.

(h)               No Rights to Employment, Directorship or Service. Nothing contained in this Award Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever.

(i)                 Fractional Shares. The Company shall be under no obligation to issue a fraction of a share of Common Stock resulting from any settlement of the RSUs or an adjustment of the RSUs pursuant to Section 11 of the Plan or otherwise.

(j)                 Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation.

(k)               Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(l)                 Entire Agreement. The Participant has received a copy of the Plan and is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the RSU terms). The grant of the RSUs constitutes additional consideration to the Participant for the Participant’s continued and future compliance with any restrictive covenants in favor of the Company under the Participant’s employment agreement or other agreement by which the Participant is otherwise bound. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the RSU. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Award Agreement, the Plan terms and provisions shall prevail. This Award Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

(m)             Governing Law. This Award Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.

(n)               Dispute Resolution; Consent to Jurisdiction. All disputes between or among any Persons arising out of or in any way connected with the Plan, this Award Agreement or the RSUs shall be solely and finally settled by the Committee, acting in good faith, the determination of which shall be final. Any matters not covered by the preceding sentence shall be solely and finally settled in accordance with the Plan, and the Participant and the Company consent to the personal jurisdiction of the United States federal and state courts sitting in Wilmington, Delaware, as the exclusive jurisdiction with respect to matters arising out of or related to the enforcement of the Committee's determinations and resolution of matters, if any, related to the Plan or this Award Agreement not required to be resolved by the Committee. Each such Person hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the last known address of such Person, such service to become effective ten days after such mailing.

(o)               Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Award Agreement or the transactions contemplated (whether based on contract, tort or any other theory). Each party hereto (A) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Award Agreement by, among other things, the mutual waivers and certifications in this section.

(p)               International Participants. To the extent the Participant resides or works outside of the United States or is subject to non-U.S. legal restrictions or regulations, the Committee may amend the terms of this Award Agreement in order to conform the terms hereunder or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this Section, the Committee is specifically authorized to adopt rules and procedures with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of settlement of the RSUs granted hereunder, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements. The Committee may also adopt rules or procedures applicable to particular Subsidiaries, Affiliates or locations.

(q)               Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Award Agreement.

(r)                Counterparts. The Notice may be executed in one or more counterparts (including via facsimile and electronic image scan (pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument, or may be accepted by any electronic means.

(s)                Electronic Signature and Delivery. The Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information shall be delivered in hard copy to the Participant).

(t)                 Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

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